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RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)



                                                             Quarter Ended
                                                               March 31,
                                                    -----------------------------
                                                        1997             1996
                                                    -----------       -----------
Assuming No Dilution

      Net earnings ...........................      $       178       $       233
      Less cumulative preferred dividends ....              (11)              (44)
                                                    -----------       -----------

      Net earnings applicable to common stock       $       167       $       189
                                                    ===========       ===========
      Weighted average number of common shares
         outstanding (1) .....................        2,728,612         1,767,713
                                                    -----------       -----------

      Net earnings per common share ..........      $      0.06       $      0.11
                                                    ===========       ===========


Assuming Full Dilution

      Net earnings ...........................      $       178       $       233
                                                    ===========       ===========
      Weighted average number of common shares
         outstanding (1) .....................        2,728,612         1,767,713
      Additional common shares outstanding
         resulting from assumed conversion of
         preferred stock to common stock .....          292,431           842,137
                                                    -----------       -----------

      Total ..................................        3,021,043         2,609,850
                                                    ===========       ===========

      Net earnings per common share ..........      $      0.06       $      0.09
                                                    ===========       ===========



(1) The dilution due to the outstanding stock options was less than 3% in the first quarters of 1997 and 1996 and, therefore, the stock options were not included as common stock equivalents for those periods.
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